EX-31 Rule 13a-14(d)/15d-14(d) Certifications.

I, Kunal K. Singh, certify that:

1. I have reviewed this report on Form 10-K and all reports on Form 10-D required to be filed in respect of the period covered by this report on Form 10-K of the JPMBB Commercial Mortgage Securities Trust 2014-C21 (the "Exchange Act periodic reports");

2. Based on my knowledge, the Exchange Act periodic reports, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, all of the distribution, servicing and other information required to be provided under Form 10-D for the period covered by this report is included in the Exchange Act periodic reports;

4. Based on my knowledge and the servicer compliance statements required in this report under Item 1123 of Regulation AB, and except as disclosed in the Exchange Act periodic reports, the servicers have fulfilled their obligations under the servicing agreements in all material respects; and

5. All of the reports on assessment of compliance with servicing criteria for asset-backed securities and their related attestation reports on assessment of compliance with servicing criteria for asset-backed securities required to be included in this report in accordance with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 have been included as an exhibit to this report, except as otherwise disclosed in this report. Any material instances of noncompliance described in such reports have been disclosed in this report on Form 10-K.

In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties:

Wells Fargo Bank, National Association, as Master Servicer, Midland Loan Services, a Division of PNC Bank, National Association, as Special Servicer, Wilmington Trust, National Association, as Trustee, Wells Fargo Bank, National Association, as Certificate Administrator, Wells Fargo Bank, National Association, as Custodian, Pentalpha Surveillance LLC, as Senior Trust Advisor, CoreLogic Solutions, LLC, as Servicing Function Participant, Computershare Trust Company, National Association, as Servicing Function Participant for the Certificate Administrator on and after November 1, 2021, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian on and after November 1, 2021, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for The Shops at Wiregrass Mortgage Loan, LNR Partners, LLC, as Special Servicer for The Shops at Wiregrass Mortgage Loan, Wells Fargo Bank, National Association, as Trustee for The Shops at Wiregrass Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for The Shops at Wiregrass Mortgage Loan, Pentalpha Surveillance LLC, as Senior Trust Advisor for The Shops at Wiregrass Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for The Shops at Wiregrass Mortgage Loan on and after November 1, 2021, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for the Miami International Mall Mortgage Loan, LNR Partners, LLC, as Special Servicer for the Miami International Mall Mortgage Loan, Wells Fargo Bank, National Association, as Trustee for the Miami International Mall Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the Miami International Mall Mortgage Loan, Pentalpha Surveillance LLC, as Senior Trust Advisor for the Miami International Mall Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the Miami International Mall Mortgage Loan on and after November 1, 2021, Wells Fargo Bank, National Association, as Primary Servicer for the 160 Water Street Mortgage Loan, Torchlight Loan Services, LLC, as Special Servicer for the 160 Water Street Mortgage Loan, Deutsche Bank Trust Company Americas, as Trustee for the 160 Water Street Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the 160 Water Street Mortgage Loan, Pentalpha Surveillance LLC, as Senior Trust Advisor for the 160 Water Street Mortgage Loan, CoreLogic Solutions, LLC., as Servicing Function Participant for the 160 Water Street Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the 160 Water Street Mortgage Loan on and after November 1, 2021, Wells Fargo Bank, National Association, as Primary Servicer for the 200 West Monroe Mortgage Loan, Torchlight Loan Services, LLC, as Special Servicer for the 200 West Monroe Mortgage Loan, Deutsche Bank Trust Company Americas, as Trustee for the 200 West Monroe Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the 200 West Monroe Mortgage Loan, Pentalpha Surveillance LLC, as Senior Trust Advisor for the 200 West Monroe Mortgage Loan, CoreLogic Solutions, LLC., as Servicing Function Participant for the 200 West Monroe Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the 200 West Monroe Mortgage Loan on and after November 1, 2021, Wells Fargo Bank, National Association, as Primary Servicer for the Technology Corners Building Six Mortgage Loan, Torchlight Loan Services, LLC, as Special Servicer for the Technology Corners Building Six Mortgage Loan, Deutsche Bank Trust Company Americas, as Trustee for the Technology Corners Building Six Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the Technology Corners Building Six Mortgage Loan, Pentalpha Surveillance LLC, as Senior Trust Advisor for the Technology Corners Building Six Mortgage Loan, CoreLogic Solutions, LLC., as Servicing Function Participant for the Technology Corners Building Six Mortgage Loan, and Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the Technology Corners Building Six Mortgage Loan on and after November 1, 2021.

Dated: March 8, 2022

/s/ Kunal K. Singh

Kunal K. Singh

President and Chief Executive Officer

(senior officer in charge of securitization of the depositor)